Exhibit 99.1

Ebix Q3 Revenues Rose 24% to a Record $92.8M,
Operating Income Rose 15% to $27.9M and Diluted EPS Rose 4% to $0.76

JOHNS CREEK, GA - November 8, 2017 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported results for its third quarter ended September 30, 2017. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the third quarter of 2017:

Revenues: Q3 2017 revenue rose 24% to $92.8 million compared to $74.6 million in Q3 2016 and increased 6% over Q2 2017 revenue of $87.4 million. The revenue improvement reflected growth in the Company’s Exchange and Risk Compliance channels, with the revenues from the Financial Exchange service in India, reflected in the Exchange channel.

Q3 and Q2 2017 both included a full quarter of revenues from EbixCash Financial Exchange with Q3 2017 revenues of $11.1 million versus $8.4 million in Q2 of 2017. Q3 2017 results also included one month of revenues totaling $0.54 million, from the acquisition of the YouFirst inward remittance business in India. Revenues from the acquisitions of Paul Merchants, Wall Street and Via will be reflected in Q4 2017 results.

On a constant currency basis, Ebix Q3 2017 revenue increased 23% to $91.6 million compared to $74.6 million in Q3 2016. The Exchange channel continued to be Ebix’s largest, accounting for 69% of Q3 2017 revenues. Also, on a constant currency basis, year to date revenue increased 18% to $257.1 million as compared to $218.2 million in 2016.

(dollar amounts in thousands)
Channel	Q3 2017	Q3 2016	Change	YTD 2017	YTD 2016	Change
Exchanges	$ 64,130	$ 52,016	+23%	$ 177,117	$ 151,424	+17%
Risk Compliance Solutions (RCS)	24,265	18,076	+34%	68,780	53,489	+29%
Broker Solutions	3,715	3,557	+4%	11,098	10,654	+4%
Carrier Systems	690	959	-28%	2,295	2,681	-14%
Total Revenue	$ 92,800	$ 74,608	+24%	$ 259,290	$ 218,248	+19%

Total Revenue on Constant Currency Basis	$ 91.6M	$ 74.6M	+23%	$ 257.1M	$ 218.2M	+18%

Earnings per Share: Q3 2017 diluted earnings per share increased 4% to $0.76 compared to $0.74 in Q3 2016. Ebix’s weighted average diluted shares outstanding decreased to 31.6 million in Q3 2017 compared to 32.7 million in Q3 2016 and consistent with Q2 2017.

Exhibit 99.1

Operating Income and Margins: Q3 2017 operating margins decreased to 30% as compared to 33% in Q3 2016. Excluding the impact of the recent ItzCash acquisition, Q3 2017 operating margins would have been 33%. Operating income for Q3 2017 rose 15% or $3.6 million to $27.9 million compared to $24.3 million in Q3 2016.

Net Income: Higher operating income was offset by a $1.6 million increase in interest expense, a $1.0 million increase in foreign exchange losses and a $1.2 million reduction in non-operating income, resulting Q3 2017 net income of $24.2 million, a slight increase over $24.1 million in Q3 2016.

Operating Cash: Cash generated from operations was $18.9 million in Q3 2017 compared to $22.1 million in Q3 2016 and $15.5 million in Q2 2017. Q3 2017 cash from operations was impacted by increased receivables associated with some of the contracts in Brazil, the US and India that have longer payment terms.

Q4 2017 Diluted Share Count: As of today, Ebix expects its diluted share count for Q4 2017 to be approximately 31.6 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q3 2017 for a total cost of $2.4 million.

Subsequent Event: BSE Investments Limited (BIL), a 100% subsidiary of BSE and Ebix Fincorp Exchange Pte Ltd, a 100% subsidiary of Ebix signed a Memorandum of Understanding on October 26th, 2017, to form a joint venture, to set up a pioneering insurance distribution exchange in India. The exchange will allow distribution outlets, stock brokers, wealth management advisors and financial institutions etc. to sell life insurance and non-life financial products countrywide.

Ebix Chairman, President and CEO Robin Raina said, “We are excited with the growth momentum and record revenue we are achieving in our business. We grew revenues sequentially by $5.4 million or 6% compared to Q2 2017 with only $0.5 million coming from an acquisition. We were able to deliver this growth while also adhering to our margin discipline to achieve a blended operating margin of 30%.”

“We expect Q4 2017 top line to be substantially better than Q3 2017 as it will include revenues from a few additional acquisitions expected to close in Q4. On the bottom line, we expect operating margins to improve by a few points beyond 30% over the next 6 months as we implement cost, operational and sales and marketing synergies related to our recent acquisitions.”

Robin added, “Our aspirational goal for Ebix is to reach a quarterly revenue run rate above $100 million by Q1 2018 with operating margins at or above 30%. While there are no guarantees that we will achieve this aspirational goal, you can be sure that we will make a strong endeavor to get there.”

Sean Donaghy, Ebix CFO commented, “During Q3 2017, we invested a total of $2.4 million on dividend payments, $1.4 million on CapEx, $3.1 million on principal payments towards the term loan and $0.6 million on tax payments. We funded these initiatives from existing cash plus operating cash flow of $16.6 million during Q3 2017, while drawing $20 million from our bank credit facilities to fund the closing of one of our acquisitions in Q4. Ebix ended the quarter with cash, cash equivalents, and short-term investments of $102.3 million, which combined with accordion and the available borrowing capacity under our Bank credit facility, provides approximately $243 million, in available resources to fund the growth of our business.”
Conference Call Details:

Call Date/Time:	Wednesday, November 8, 2017 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 13609854
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_17_Q3 after 2:00 p.m. EDT on November 8th

Exhibit 99.1

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, Ebix, Inc. provides end-to-end on-Demand solutions ranging from infrastructure exchanges, front end & back end enterprise systems, outsourced administrative & custom software development solutions, and risk compliance solutions for various entities involved in these industries.

With 45+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums annually on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of domain specific business and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Exhibit 99.1

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating revenue	$92,800	$74,608	$259,290	$218,248

Operating expenses:
Cost of services provided	34,937	22,425	91,056	62,606
Product development	8,536	8,563	25,303	24,913
Sales and marketing	3,833	4,463	12,312	13,002
General and administrative, net	14,874	12,126	42,156	37,019
Amortization and depreciation	2,709	2,738	8,323	8,088
Total operating expenses	64,889	50,315	179,150	145,628

Operating income	27,911	24,293	80,140	72,620
Interest income	375	635	1,614	1,219
Interest expense	(3,552)	(1,922)	(9,038)	(5,381)
Non-operating income, gain on joint venture investment	—	1,162	—	1,162
Foreign currency exchange gain (loss)	(400)	578	2,705	852
Income before income taxes	24,334	24,746	75,421	70,472
Income tax (expense) benefit	204	(789)	(363)	(1,121)
Net income including noncontrolling interest	24,538	23,957	75,058	69,351
Net income attributable to noncontrolling interest	354	(110)	1,013	133
Net income attributable to Ebix, Inc.	$24,184	$24,067	$74,045	$69,218

Basic earnings per common share attributable to Ebix, Inc.	$0.77	$0.74	$2.34	$2.12

Diluted earnings per common share attributable to Ebix, Inc.	$0.76	$0.74	$2.33	$2.10

Basic weighted average shares outstanding	31,453	32,421	31,582	32,716

Diluted weighted average shares outstanding	31,622	32,705	31,743	32,994

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$96,734	$114,118
Short-term investments	5,524	3,105
Restricted cash	11,219	0
Fiduciary funds- restricted	7,953	14,394
Trade accounts receivable, less allowances of $3,560 and $2,833, respectively	102,813	62,713
Other current assets	16,531	12,716
Total current assets	240,774	207,046

Property and equipment, net	41,430	37,061
Goodwill	559,163	441,404
Intangibles, net	47,011	41,336
Indefinite-lived intangibles	38,694	30,887
Capitalized software development costs, net	8,744	5,955
Deferred tax asset, net	35,398	31,345
Other assets	54,718	8,721
Total assets	$1,025,932	$803,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$50,845	$30,461
Accrued payroll and related benefits	7,006	7,474
Fiduciary funds- restricted	7,953	14,394
Short term debt, net of deferred financing costs of $136	12,364	12,364
Acquisition obligations	43,824	0
Capital lease obligations	9	9
Current deferred rent	283	281
Contingent liability for accrued earn-out acquisition consideration	5,921	1,921
Deferred revenue	20,302	22,564
Other current liabilities	259	244
Total current liabilities	148,766	89,712

Revolving line of credit	234,029	154,029
Long term debt and capital lease obligations, less current portion, net of deferred financing costs of $367 and $452, respectively	96,580	105,824
Other liabilities	9,305	6,070
Contingent liability for accrued earn-out acquisition consideration	33,258	6,589
Deferred revenue	1,321	1,886
Long term deferred rent	752	1,009
Total liabilities	524,011	365,119

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—

Exhibit 99.1

Common stock, $0.10 par value, 120,000,000 shares authorized, 31,463,603 issued and outstanding, at September 30, 2017 and 60,000,000 shares authorized, 32,093,294 issued and outstanding at December 31, 2016	3,146	3,209
Additional paid-in capital	659	0
Retained earnings	486,771	457,364
Accumulated other comprehensive loss	(29,760)	(33,677)
Total Ebix, Inc. stockholders’ equity	460,816	426,896
Noncontrolling interest	41,105	11,740
Total stockholders' equity	501,921	438,636
Total liabilities and stockholders’ equity	$1,025,932	$803,755

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$74,045	$69,218
Net income attributable to noncontrolling interest	1,013	133
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	8,323	8,088
Benefit for deferred taxes	(6,327)	(6,250)
Share based compensation	1,994	2,078
Provision for doubtful accounts	1,107	700
Unrealized foreign exchange (gain) loss	432	(328)
Gain on investment interest in IHC/Ebix joint venture	—	(1,162)
Amortization of capitalized software development costs	1,304	1,040
Reduction of acquisition earnout accruals	(164)	(1,726)
Purchase accounting adjustment	(948)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(30,250)	(11,205)
Other assets	126	(3,402)
Accounts payable and accrued expenses	838	(4,499)
Accrued payroll and related benefits	(1,009)	79
Deferred revenue	(3,160)	(290)
Deferred rent	(292)	(168)
Reserve for potential uncertain income tax return positions	3,335	700
Other liabilities	(255)	44
Net cash provided by operating activities	50,112	53,050

Cash flows from investing activities:
Acquisition of beBetter, net of cash acquired	(1,000)	—
Investment in the EbixHealth JV, net of cash acquired	—	(696)
Acquisition of ItzCash, net of cash acquired	(70,184)	—
Acquisition of YouFirst, net of cash acquired	(1,806)	—
Funding of escrow account for possible future contingent earn-out payment related to business acquisition	(3,998)	—
Funding of escrow account for acquisition pending shareholder approval	(7,221)	—
Maturities of marketable securities	7,517	—
Capitalized software development costs	(2,109)	(1,034)
Maturities (Purchases) of marketable securities	—	(1,078)
Capital expenditures	(6,370)	(4,420)
Net cash used in investing activities	(85,171)	(7,228)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	80,000	(72,436)
Proceeds from term loan	—	125,000
Principal payments of term loan obligation	(9,375)	(3,125)
Repurchases of common stock	(45,732)	(43,775)
Proceeds from the exercise of stock options	52	29
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(327)	(147)
Dividend payments	(7,176)	(7,401)
Principal payments of debt obligations	—	(600)
Payments of capital lease obligations	(7)	(4)
Net cash provided by (used in) financing activities	17,435	(2,459)
Effect of foreign exchange rates on cash	240	(736)

Exhibit 99.1

Net change in cash and cash equivalents	(17,384)	42,627
Cash and cash equivalents at the beginning of the period	114,118	57,179
Cash and cash equivalents at the end of the period	$96,734	$99,806
Supplemental disclosures of cash flow information:
Interest paid	$8,474	$5,318
Income taxes paid	$8,536	$14,068